Exhibit 10.12

[ENGLISH TRANSLATION]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY *** HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Ciudad Autónoma de Buenos Aires, 18 October 2016

To
INTERNATIONAL PROPERTY SERVICES CORP

Ref.: Offer No. 4-A/2016

Dear Ladies and/or Gentlemen:

We are writing to you regarding the negotiations held this month regarding the purchase of your equity interest in Rizobacter Argentina S.A., a corporation duly incorporated under the laws of Argentina, having its principal place of business at Dr. Arturo Frondizi 1150 (Parque Industrial Pergamino, Pergamino, Provincia de Buenos Aires (“RASA”) in order to present for your consideration (the “Selling Shareholder” and/or “IPS” and together with RASA Holding LLC, the “Buyer”, the “Parties” and/or the “Party”, as applicable) the following stock trading offer (the “Offer”).

The Offer shall be valid for three (3) working days and shall be considered taken if IPS sends written notification to the Buyer informing its acceptance of the Offer.

To the purposes of this Offer, the Offer acceptance date in the terms described herein shalll be the Closing Date and, therefore, Closing will be performed pursuant to the definition in Exhibit A.

Once this Offer is accepted, the relationship between the Parties shall be governed by the terms and conditions set out in Exhibit A herein (the “Agreement”).

Sincerely yours.

[THIS PAGE INTENTIONALLY LEFT BLANK]

/s/
RASA HOLDING LLC
Printed Name:
Acting as:

/s/ Marcelo Carrique
BIOCERES S.A.
Printed Name:
Acting as:

Bioceres S.A.
EXHIBIT A
TERMS AND CONDITIONS
OF THE STOCK TRADING OFFER

RECITALS

WHEREAS International Property Services Corp., a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Republic of Panamá, having its head office at *** (“IPS”) holds 6.544.000 shares of stock representing 16,36% of the capital stock and votes of Rizobacter Argentina S.A. (“RASA” or the “Company”). In turn, RASA holds the following stock interest in the companies listed below (the “Subsidiaries”): (i) Indrasa Biotecnología S.A (a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Argentine Republic): 67 Class A common shares of stock, registered, non-transferable at a par value of AR$100, with 5 votes per share and 1.150 Class B common shares of stock, registered, non-transferable at a par value of  AR$100, with 5 votes per share, collectively representing 52,91% of the capital stock; (ii) Semya S.A (a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Argentine Republic): 6.000 Class B shares of stock, registered, non-transferable at a par value of  AR$10, with 1 vote per share, representing 50% of the capital stock of this company; (iii) Synertech Industrias S.A. (a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Argentine Republic): 67.050.000 Class A shares of stock, registered, non-transferable at a par value of  AR$1, with 1 vote per share, representing 50% of the capital stock of this company; (iv) Synertech S.A.S: 250 shares of stock at a par value of EUR 10 each, representing 50% of the capital stock of this company; (v) Rizobacter USA LLC (a limited liability company duly incorporated and validly existing and in good standing to date in compliance with all applicable laws of the State of Florida, United States of America): 100% of the capital stock, representing an initial investment of US$ 1.000; (vi) Rizobacter South Africa (PTY) LTD (a limited partnership duly incorporated and validly existing and in good standing to date in compliance with all applicable laws of South Africa): 950 shares representing 95% of the capital stock of this company; (vii) Comercializadora Agropecuaria Rizobacter de Bolivia S.A. (a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Plurinational State of Bolivia): 142 shares of stock, of BS$ 14.200, representing 94,66% of the capital stock of this company; (viii) Rizobacter Uruguay S.A. (a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Oriental Republic of Uruguay): 100% of the capital stock of UR$80.000, of which UR$ 20.000 are paid-in, representing registered shares of stock of UR$ 1 each; (ix) Rizobacter del Paraguay S.A. (a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of Paraguay): 570 shares of stock at a par value of Guaraníes 5.000.000 each, representing 95% of the capital stock of this company; y (x) Rizobacter do Brasil LTDA (a limited partnership duly incorporated and validly existing and in good standing to date in compliance with all applicable laws of the Federative Republic of Brazil): 3.049.250 shares of stock at a par value of R 1 each, representing 99,97% of the capital stock of this company (the above-mentioned stock interest (i) thru (x), collectively the “Shares of Stock of RASA Subsidiaries”, while the companies listed (i) thru (x) are called the “RASA Subsidiaries”). Pursuant to this Offer, the companies being formed under the names Rizobacter India and Rizobacter de Colombia SAS in the territories of India and Colombia shall also be construed as RASA Subsidiaries.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WHEREAS, pursuant to the terms and conditions of this Offer, (which, once accepted, shall be called the “Agreement”), the Buyer inteds to buy IPS and IPS intends to sell, assign and transfer to the Buyer 1.140.000 shares of stock representing 2,85% per cent of the capital stock and votes of RASA (the “RASA Shares”); and indirectly the RASA Subsidiaries shares of stock, free of any Lien or Encumbrance at the Closing Date and as consideration for the Purchase Price.

NOW THEREFORE, once the Offer is accepted, the Parties agree the following:

ARTICLE ONE
 PURCHASE OF RASA SHARES OF STOCK

1.01.          Purchase of RASA Shares of Stock.

Once the Offer is accepted and pursuant to the terms and conditions herein, IPS sells, transfers, assigns and hereby gives the RASA Shares to the Buyer free of any Lien or Encumbrance with all and no less than all the relevant rights -current and future- which, without limitation, are described in (i) thru (vi) of this Section 1.01. The Buyer hereby buys and receives the RASA and in consideration pays the Purchase Price in Section 1.02., pursuant to the conditions thereof. The RASA Shares transfer includes the following items:

(i)	all IPS rights of capital contributions paid-in but not capitalized, premium on issued shares rights paid by IPS to RASA and the RASA Subsidiaries or existing to date;

(ii)
all the IPS rights to earnings retained and undistributed in RASA and the RASA Subsidiaries to date and, in general, any concept which shall or may enable the issuance of shares intended to raise share capital;

(iii)	all the IPS rights to subscribe the RASA Shares corresponding to subscriptions offered by RASA and the RASA Subsidiaries to date;

(iv)	all the rights to receive the shares, subscribed before or after the date herein and issued later by RASA and/or the RASA Subsidiaries;

(v)
all the share distribution rights declared by RASA and/or the RASA Subsidiaries before or after the date, whetehr as capitalization of capital dajustment accounts or reserves or for any other reason, and distributed or not to date, except the cash distributions made in the Company's Annual Shareholders' Meeting held on 23 September 2016, which will be the exclusive ownership of the Selling Party; and

(vi)
all the other forms of distribution stipulated by RASA and/or the RASA Subsidiaries to date, whether by capital reduction, share premium distributions or for any other reason and undistributed to date.

 Exhibit 1.01 herein describes in the column “RASA Shares to Transfer” the number of RASA Shares that each one from IPS transfers to the Buyer to date.

RASA's interest in each RASA Subsidiary is described in Exhibit 1.01A.

1.02.          Purchase Price.

(a)          The total Purchase Price (the “Purchase Price”) of the RASA Shares is US$*** (*** American dollars).

The amount of US$*** (*** American dollars) payable to date by bank wire transfer to the account owned by IPS as detailed in Exhibit 1.02. Therefore, the US$*** (*** American dollars) paid to IPS as Advance payment will be deducted, pursuant to the Offer dated ***.

The US$*** American dollars) balance (the “Purchase Price Balance”) shall be payable to IPS *** months from the Closing Date in the same bank account informed by IPS in Exhibit 1.02 or the account informed hereafter in the terms of Section 10.01. In the event the payment date was not a Business Day, the obligation will be paid on the next Business Day. The Purchase Price Balance will not generate any type of interest.

In the event that the Buyer defaults in whole or in part on any of the payment obligations of the Purchase Price Balance, it shall automatically become delinquent in full, without the need for any questioning or requirement, and the Buyer shall pay IPS *** penalty interest on the portion of the Purchase Price Balance pending payment equivalent to *** the lending rate of Banco de la Nación Argentina for its dollar discount operations in *** days, until the effective date and full compliance with the Purchase Price Balance.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)          By accepting IPS's Offer herein, Bioceres S.A. (the “Guarantor”) shall be constituted as a co-debtor, straightforward and principal payer before the Seller with respect to the full payment of the Purchase Price Balance by the Buyer within the scope set forth in this Section 1.02, pursuant to the terms in articles 1574, 1591 and amendments of the Argentine Code of Civil and Commercial Procedure.

The guarantee resulting from the Financial Guarantee covers the principal, the punitive interest accruing in relation to the Purchase Price Balance, as well as any fees that may be imposed on the Buyer and/or the Guarantor, through a final court decision, in the judicial or arbitral proceedings that may be filed for total or partial breach of the obligations by the Buyer and/or the Guarantor.

The Financial Guarantee shall remain in effect until the date on which the Purchase Price Balance is cancelled in full and even if the payment of the Purchase Price Balance is made by any individual or legal entity that is legally continuing the Buyer's business.

In the event of total or partial breach of the obligations by the Buyer, IPS may send the Guarantor a payment claim so that the latter makes a first claim available to IPS at first request and without any condition, and without any prior questioning, all or part of the amounts guaranteed by the Financial Guarantee.

Payment of the sums contained in the order for payment shall be made to IPS within *** Business Days after the Notification Date.

Once this offer is accepted, the Guarantor expressly renounces to invoke the benefits of excusion and division provided for in the terms of articles 1583, 1589 and amendments of the Argentine Code of Civil and Commercial Procedure.

The Buyer and the Guarantor, in relation to the Purchase Price Balance, are obligated, as an essential condition of the Agreement, to pay all sums owed by virtue of the operations to be carried out hereunder only in the agreed currency, i. e. freely available American dollars, subject to the provisions of Articles 765 and 766 of the Argentine Code of Civil and Commercial Procedure. The Buyer and the Guarantor expressly waive their right under article 765 in fine of the Argentine Code of Civil and Commercial Procedure. Therefore, they cannot be released from the obligation by giving in payment the equivalent in legal tender currency.

Notwithstanding the provisions in this contract, if as a consequence of new laws and/or regulations, or for any other circumstance legally admissible and beyond the control of the Buyer or the Guarantor, Buyer or Guarantor cannot pay the amounts owed in American dollars, the Parties hereto agree that the Buyer and the Guarantor shall only comply with their payment obligations by paying IPS the amount of pesos, or of the currency that with legal tender in the Argentine Republic could replace it in the future, to the effect that IPS, at its option may:

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)          buy in the stock exchange or over-the-counter market of the City of Buenos Aires -also at IPS option- the amount of public bonds of the Argentine Republic of the class IPS may opt for in each case, which, sold in the financial market of the City of Montevideo (Oriental Republic of Uruguay) or of New York (United States of America), always at IPS option, allows IPS to acquire, net and free of any commission, expense, fee or tax, the the relevant amount of US dollars; or

(b)          buy net and free of any commission, expense, fee or tax, the corresponding amount of US dollars, in the financial market of the City of Montevideo (Oriental Republic of Uruguay) or of New York (United States of America), at IPS option.  In order to determine the amount of pesos, or of the currency that may replace it, necessary to carry out the above-mentioned options, the quotation of the selling dollar exchange rate published by the newspapers AMBITO FINANCIERO or LA NACION or EL CRONISTA COMERCIAL shall be used, at IPS option, of the exchange business day immediately preceding that on which payment is to be made. This same criterion shall apply to the payment of all punitive interest, fines and indemnifications under this agreement, with the exercise of the options in favor of the party that is a creditor thereof.

The Buyer declares that, puruant to this agreement, it has taken into account the prevailing conditions in the financial and exchange markets. The Buyer also declares that it has carried out a detailed analysis and evaluation of all the economic, financial and legal variables and the possible modifications that may occur in the future. Therefore, the Buyer assumes the corresponding random chances and irrevocably waives to invoke the theory of unpredictability, and any other similar figure or concept, stipulated by law or not and the case law, in effect at present or stipulated hereinafter, in order to seek the revision of the agreement herein or to render the agreement hereto null and void.

1.03.          Scope of the Buyer's obligations.

IPS acknowledges and accepts that the Buyer is the sole obligor of payment of the Purchase Price and that, in the event of failure to comply with such obligation, as well as with any other obligation hereunder, said obligation shall be payable solely and exclusively by the Buyer, with the exception of the Purchase Price Balance, which shall be guaranteed by the Guarantor. No person endorses or warrants the Buyer's obligations hereunder. IPS irrevocably waives to invoke any right or bring any action against the shareholders, direct, indirect or minority controlling shareholders of the Buyer or their respective partners, sponsors, administrators or investors, in relation with the Buyer's failure to perform any of its obligations hereunder.

ARTICLE TWO
DEFENSE OF COMPETITION

2.01.          Notification and Effects of the CNDC (Argentine Committee for the Defense of Competition) Resolution.

Prior to the Closing Date, IPS has given the Buyer all the information required by the laws in force to properly prepare and submit Form F1 within the legal deadlines, in order to obtain the Authorization of the transaction herein before the Secretariat of Domestic Trade of the Ministry of Economy and Production of Argentina (the “Secretariat of Domestic Trade”) and the enforcement agency of law 25.156; at present the Argentine Committee for the Defense of Competition (said agency, interchangeably, the “CNDC”). Also, the firm approval, by the Secretariat of Domestic Trade and the CNDC, of the operations contemplated in this Agreement, under the terms and conditions set forth herein is hereafter referred to as the “Authorization”).

Within a period not exceeding seven (7) calendar days from the Closing Date, the Parties hereto shall notify the CNDC of the transactions set forth herein, in accordance with the following provisions. If the Secretary of Domestic trade or the CNDC notifed the Parties of the refusal to authorize the purchase of the RASA Shares under the terms and conditions set forth in this Agreement or by imposing any restriction or condition on the Authorization, the Parties shall abide by the provisions set forth in Section 2.02.

The Parties shall jointly file Form F/1 with the CNDC in order to require Authorization. To this end, IPS undertakes to carry out, sign and diligently perform all such acts, submissions or documents as may be necessary or convenient to comply with the administrative procedures required for the Authorization (including, but not limited to, the correct and complete filing, without errors, falsehoods or omissions, before the CNDC of Form F-1 and/or any other documentation necessary for said body to express its decision regarding the transaction contemplated herein), and to comply with all the deadlines stipulated in Law 25.156 and amendments. Upon analyzing and preparing the responses to submit befor the CNDC, IPS agrees to act as reasonably and diligently as possible. IPS agrees to provide all necessary cooperation to the Buyer and to respond in a timely manner to the CNDC requirements during the processing of the Authorization and to keep the Buyer informed of the progress of the above-mentioned requests.

The risk of refusal of the Authorization or its conditionality is assumed expressly and exclusively by the Buyer.  IPS only agrees to comply with the acts stipulated in this Article Two.

The costs, fees and any other expenses incurred in connection with the management of the Authorization shall be paid exclusively by the Buyer, except for the fees of IPS's Legal Representative and proxy, ***, which shall paid by his client/ mandator.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.02.          Assignment of Rights - Sales Mandate - Waiver.

(a) The Parties expressly acknowledge and the Buyer agrees that in the event that the Secretariat of Domestic Trade or the CNDC notifed the Parties of the refusal to grant the Authorization or that the Authorization was subject to any restriction or condition not acceptable to the Buyer, then the Buyer shall be free to set its course of action, which may include, but is not limited to, appeal to court, assign the rights herein to a third party or sell all the RASA Shares.

(b) Notwithstanding the foregoing, IPS agrees to carry out all necessary acts at the Buyer's discretion in order to cooperate with the Buyer for the compliance of the obligations imposed by the Secretary of Domestic Trade and CNDC or so that the RASA Shares may be acquired by whomever the Buyer indicates. In the event it was sold to a third party, the Buyer may assign all the rights arising under this Agreement to such third party.

(c) IPS agrees that in the events provided in (a) of this Section, i. e. in the event that the Secretariat of Domestic Trade or the CNDC notified the Parties of the refusal to authorize the sale of the RASA Shares under the terms and conditions set forth in this Agreement, or imposed any restriction or condition on the Authorization, the Buyer may transfer, directly or indirectly, all the RASA Shares or assign all the rights hereunder. The above-mentioned sale or assignment shall require no prior authorization or consent from IPS regarding any of the terms and conditions of said sale or assignment. Therefore, Buyer shall be entitled to assign or cause to be transferred (i) the RASA Shares or (ii) the rights hereunder, in all cases to any third party, for the price and on such terms and conditions as Buyer may agree with such third party. In the event that such third party imposes as a condition of the transaction that IPS gives its prior consent or transfers to such third party or to whom such third party indicates the RASA Shares, Buyer shall be entitled to cause IPS to transfer all the RASA Shares to the third party at such price and on such terms as the Buyer agrees with such third party. For the purposes of complying with the aforementioned provisions, IPS shall grant the Buyer an irrevocable sales mandate pursuant to article 380, subsection (c) of the Civil and Commercial Code (including the right to seek authorization for such a transaction from the CNDC) in the terms established in Exhibit 2.02 (c) herein. The above-mentioned sales mandate shall be granted for a period of ten years, from the date on which the Secretariat of Domestic Trade or CNDC notified the Parties of the refusal to authorize the purchase of the RASA Shares under the terms and conditions set forth in this Agreement, or imposed any restriction or condition on the Authorization.

(d) In the hypothetical event that a final court order provides that the RASA Shares must be returned to IPS, IPS is obliged, for as long as the RASA Shares remain in its ownership, to: (i) vote at RASA Shareholders' Meetings in accordance with the express written instructions received from the Buyer; (ii) give the Buyer any and all amounts that IPS may receive as a RASA shareholder. In any event, the situation described in this section (d) shall be construed as an absolutely provisional stage and limited in time, in order to enable the Buyer to effectively transfer the Shares to the third party it designates.

ARTICLE THREE
 CLOSING

3.01.          Closing.

The closing of the transaction (the “Closing” and/or “Closing Date”) will occur at the time of acceptance of the Offer and will take place at the offices of Marval, O' Farrell & Mairal located at ***.

3.02.          Closing Acts.

On the Closing Date, the Parties shall take the following actions.

1. IPS shall make available to the Buyer:

(i)	The certificates representing the RASA Shares in an appropriate form to effectively transfer full and perfect ownership of all of the RASA Shares free of any Lien/ Charges.

(ii)
The notices pursuant to Article 215 of Argentina´s Corporate Law (Ley General de Sociedades) 19.550 and amendments, notifying the RASA Board of the transfer of the RASA Shares in the name of the Buyer, and of the cancellation of the corresponding securities representing the RASA Shares issued in the name of IPS, and requiring the registration of the change of ownership of the RASA Shares in the name of the Buyer in the relevant Stock Transfer Book.

(iii)	Receipt for payment of the Purchase Price.

2. The Buyer shall pay the Purchase Price in accordance with Section 1.02.

3. Once IPS effectively received the Purchase Price payment:

(i)	Buyer and IPS shall enter into a Shareholders' Agreement, pursuant to the terms and conditions previously discussed by the Parties, which is hereby attached as Exhibit 3.02 (3) (i).

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)	Buyer and IPS shall enter into a Purchase Option Agreement, pursuant to the terms and conditions previously discussed by the Parties, which is hereby attached as Exhibit 3.02 (3) (ii).

(iii)
The Board of Directors of RASA shall meet to: (a) acknowledge receipt of the share transfer notice; (b) provide for the cancellation of the securities representing the RASA Shares delivered by IPS; (c) provide for the subsequent issuance of new certificates in the name of the Buyer; (d) provide for the registration of the transfer of such RASA Shares in the name of the Buyer in the appropriate ledger; (e) revoke the powers of attorney granted by RASA listed in Exhibit 3.02 (a) (2) (i) and grant the new powers of attorney listed in Exhibit 3.02 (a) (2) (i)A;

(iv)	The new securities representing the RASA Shares shall be issued in the name of the Buyer and shall be delivered to the Buyer, duly signed by the RASA Chairman; and

(v)	The transfer of the RASA Shares shall be recorded in the corresponding company ledgers.

3.03.          Single Act.

All acts to be carried out at Closure shall be deemed part of one and only act.

3.04.          Commitments after the Closing Date.

IPS agrees to make its best efforts and to cooperate as reasonably required by the Buyer, in order to obtain waivers or consents in favour of RASA and, if applicable, of the RASA Subsidiaries, by the natural and/or legal persons listed in Exhibit 3.04 and in relation to the agreements listed therein.

ARTICLE FOUR
 IPS DECLARATIONS AND GUARANTEES

4.01.          IPS Declarations and Guarantees.

If this Offer is accepted, IPS represents and warrants to the Buyer at the Closing Date:

(a)          IPS Capacity; Approvals and Consents.

(1)          That it has full legal capacity, legitimacy and power to accept the Offer and, consequently, be bound by the terms of the Agreement and fulfill the purchase operation contemplated herein, and no other consent or authorization of any other person or entity or Governmental Authority is required, except the Authorization. There is no legal, judicial or contractual restriction preventing IPS from using its property in general or the RASA Shares held by IPS, except the Authorization. IPS. Upon acceptance of the Offer, it shall constitute a valid and binding obligation of IPS, enforceable against IPS in accordance with the terms therein. Moreover, IPS declares specifically that it is a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Republic of Panamá, registered to participate in Argentine companies, pursuant to the terms of article 123 of Argentina´s Corporate Law (Ley General de Sociedades) No. 19.550, in the Provincial Directorate of Legal Entities of the Province of Buenos Aires, Argentine Republic (Dirección Provincial de Personas Jurídicas de la Provincia de Buenos Aires) (Registration *** - File ***), and that it has complied with the regulations applicable to companies registered in this way,

(2)
IPS, and its representatives with regard to their actions in the name of and on behalf of IPS, have full power and authority necessary to accept the Offer herein, agree to all other agreements and documents in connection thereto, commit to perform and fulfil the obligations undertaken by IPS under this Agreement, and under the other agreements and documents in connection thereto, and to perform any operation set forth thereto;

(3)
The acceptance by IPS of the Offer and compliance with the obligations arising from the Agreement and any other related documents: (i) does not violate any provision of any applicable law or regulation to which IPS, RASA, the RASA Subsidiaries, or the RASA Shares or the Subsidiary Shares may be subject; (ii) does not violate any resolution, decision or judgment of any governmental or judicial authority applicable to IPS, the RASA Subsidiaries, or the RASA Shares, and does not violate any other instrument or agreement to which RASA, the RASA Subsidiaries or IPS are a party; and (iii) does not result in the creation or levy of any Liens or claims of any kind on RASA, the RASA Subsidiaries and/or any of the RASA assets and/or the respective RASA Subsidiaries and/or Shares;

(4)          IPS holds valid, perfect and exclusive ownership of all of the RASA Shares pursuant to this transaction;

(5)	IPS is free from any Lien, disqualification, injunction or any other claim or action that may prevent IPS from freely using all or part of the RASA Shares; and

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(6)	IPS is not in a state of cessation of payments, has not requested the formation of its reorganization proceeding or its own bankruptcy, and does not have bankruptcy applications in process.

(b)          Organization and Capacity of RASA and the RASA Subsidiaries.

(1)          RASA, Indrasa Biotecnología S.A., Semya S.A. and Synertech Industrias S.A. are corporations duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Argentine Republic. Synertech S.A.S., is a corporation duly organized, registered and existing under the laws of France; Rizobacter USA LLC, is a company duly organized, registered and existing under the laws of the State of La Florida, United States of America; Rizobacter South Africa (PTY) LTD, is a company duly organized, registered and existing under the laws of South Africa; Comercializadora Agropecuaria Rizobacter de Bolivia S.A., is a company duly organized, registered and existing under the laws of Bolivia; Rizobacter Uruguay S.A., is a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the Oriental Republic of Uruguay; Rizobacter del Paraguay S.A., a corporation duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of Paraguay and Rizobacter do Brasil LTDA, is a company duly organized, registered and existing under the laws of Brazil. Companies under the name of Rizobacter India and Rizobacter de Colombia SAS are in the process of being incorporated and/or registered in the territories of India and Colombia.

(2)
RASA each of the RASA Subsidiaries have full powers to manage and use their assets and property to the extent that they have and do in the jurisdictions in which they operate and have all necessary licenses, permits, approvals and/or authorizations to own and operate their business as they do today. The purchase operation contemplated herein shall not have an adverse effect on the licenses and/or authorizations of RASA or the RASA Subsidiaries to continue the business after Closing as they do at present.

(3)	Copies of the RASA Bylaws and each of the RASA Subsidiaries in Exhibit 4.01 (b)(3) correspond to the texts in effect to date. These texts are filed in the corresponding public registers.

(4)
The corporate books of RASA and the RASA Subsidiaries contain all the minutes held to the Closing date and are correct in all material respects and faithfully reflect the decisions adopted by all shareholders' meetings, board of directors and other competent bodies of RASA and the RASA Subsidiaries.

(c)          Capital Stock and Shares.

(1)          The capital stock of RASA is Peso $40.000.000, represented by 40.000.000 ordinary shares, registered, non-transferable, of $1 par value each, with 5 votes per share, totally paid-in. The capital stock of Semya S.A. is Peso $120.000, represented by 6.000 Class A shares, registered, non-transferable at a par value of  $10, with 1 vote per share and 6.000 Class B shares, registered, non-transferable at a par value of  $10, with 1 vote per share, which are paid-in at 25%. The capital stock of Synertech Industrias S.A. is Peso $134.100.000, represented by 67.050.000 Class A shares, ordinary, registered, non-transferable, at a par value of  $1, with 1 vote per share and 67.050.000 Class B shares, ordinary, registered, non-transferable at a par value of  $1, with 1 vote per share, totally paid-in. The capital stock of Indrasa Biotecnología S.A. is Peso $230.000, represented by 1.150 Class A ordinary shares, registered, non-transferable at a par value of  $100, with 5 votes per share and 1.150 Class B ordinary shares, registered, non-transferable at a par value of  $100, with 5 votes per share, which are totally paid-in. The capital stock of Synertech S.A.S. is EUR 5.000, represented by 500 shares at a par value of EUR 10 each, totally paid-in; the capital stock of Rizobacter USA LLC is US$ 1.000.; the capital stock of Rizobacter South Africa (PTY) LTD is R120.000.; the capital stock of Comercializadora Agropecuaria Rizobacter de Bolivia S.A. is 15.000 Bolivianos represented by 150 shares; the capital stock of Rizobacter Uruguay S.A. is UR$80.000, out of which UR$20.000 is paid-in, represented by registerd shares of UR$ 1 each; the capital stock of Rizobacter del Paraguay S.A. is 3.000.000.000 Guaraníes, represented by 600 shares at a par value of Guaraníes 5.000.000 each, totally paid-in; the capital stock of Rizobacter Do Brazil Ltda. is R 3.050.000, represented by 3.050.000 shares, totally paid-in. Companies under the name of Rizobacter India and Rizobacter de Colombia SAS are in the process of being incorporated and/or registered in the territories of India and Colombia.

(2)          The RASA Shares and the Shares of the RASA Subsidiaries have been validly issued and subscribed and paid in and recorded in the respective books of RASA and the RASA Subsidiaries. The RASA Shares and the shares and interest in the RASA Subsidiaries do not require additional contributions of any kind and/or for any concept.

(3)          The RASA Shares are the exclusive property of IPS, who has full and perfect ownership over them. None of the RASA Shares or the Shares of the RASA Subsidiaries have been issued in violation of any pre-emptive rights to subscribe shares. There are no options, warrants, conversion rights, obligations and/or agreements related to voting, redemption, purchase or sale of shares, pre-emptive rights to subscribe shares or other rights, agreements or arrangements that are currently in force regarding the share capital of RASA or the RASA Subsidiaries. There is no agreement or restriction with respect to the ability of RASA or the RASA Subsidiaries to issue shares or additional series of their respective stock.

(4)          RASA has no interest in any company or participation -direct or indirect-, including interest in partnerships, temporary joint ventures or other business cooperation agreements, or joint ventures, in any other entity or business in Argentina or abroad, with the exception of the RASA Subsidiaries. The RASA Subsidiaries have no interest in any company or participation -direct or indirect-, including interest in partnerships, temporary joint ventures or other business cooperation agreements, or joint ventures, in any other entity or business in Argentina or abroad.

(5)          RASA or the RASA Subsidiaries have no pending: (i) capital increases or reductions; (ii) subscriptions, issues or redemptions of shares; (iii) amendments to the bylaws, mergers, divisions or transfers of goodwill; or (iv) other corporate actions of similar relevance.

(6)          IPS declares that it was not notified and is not aware of any actions, judgments, proceedings, claims, investigations, judgments, injunctions, awards, arbitration proceedings, administrative proceedings, or any other proceedings, present or future, initiated by or against RASA, IPS and/or other RASA shareholders, such as plaintiffs, defendants or third parties, that affect RASA activities or the transaction contemplated herein.

No proceedings are pending or imminent before any court or Government Authority involving RASA and/or the RASA shareholders and/or IPS, in which a judgment, decree, resolution or provision with an adverse effect may be passed on the RASA Shares, the capital stock of RASA not included in the Agreement, the assets or the RASA business or on this purchase operation, or which may prevent the transactions and/or actions herein from being carried out, or which may delay or impair IPS's ability to perform its obligations hereunder, or which may render illegal or null and void the purchase operation herein, or which may cause rescission of this sale, or require the Buyer to divest itself of the RASA Shares. There is no pending or imminent action or proceeding against RASA and/or its shareholders and/or IPS promoted by a Government Authority alleging violations of national, provincial or local laws and applicable regulatory provisions. IPS declares that there are no agreements for professional fees, costs and/or other causal expenses pending payment.

(d)          Accounting Information.

(1)          The consolidated balance sheets, income statements, complementary notes and notes to the consolidated annual accounts of RASA and the RASA Subsidiaries (as applicable) for the year ended 30 June 2016, as well as the respective individual financial statements of the RASA Subsidiaries, are attached as Exhibit 4.01 (d)(1) (the “Financial Statements”). The net equity of RASA and the RASA Subsidiaries as of 30 June 2016 is that arising from the aforementioned Financial Statements. The financial statements of RASA have been prepared in accordance with IFRS (International Financial Reporting Standards) and the financial statements of the Subsidiaries in accordance with accounting standards applicable to the jurisdictions concerned. The Accounting Statements are true, faithful, correct and complete, and do not include or fail to include facts whose inclusion or omission, respectively, could mislead such Financial Statements.

(2)           Exhibit 4.01 (d)(2) lists the hardware, software and the applications licensed to RASA and the RASA Subsidiaries to prepare, maintain and use its records in accordance with the valid, binding and enforceable license agreements subscribed by RASA and the RASA Subsidiaries with each of the software companies. Moreover, Exhibit 4.01(d)(2) lists the the software and applications rights that RASA and the RASA Subsidiaries have developed and own because they paid and possess its source code, to prepare, maintain and use their records.

(e)          Books and Records.

All the books and records of RASA and of the RASA Subsidiaries in which the above-mentioned information is recorded have been compiled, are complete and correct in all material respects and are maintained in accordance with the applicable legislation, with the aim of sound commercial management and, where applicable, in accordance with IFRS, all the accounting entries being legally supported by the respective vouchers/ receipts.

(f)          Absence of substantial variations.

From the date of the last Financial Statements dated 30 June 2016 and until the Closing Date, neither RASA nor any of the RASA Subsidiaries, either individually or jointly, has or will have:

(1) Performed any transaction, entered into any contract (including, but not limited to, the creation of any Liens on any RASA or RASA Subsidiaries property) or contracted any debt or liability (contingent or effective) that is not in the ordinary course of business;

(2)          Carried out investments in capital equipment and/or any other type of transaction that, considered individually and/or jointly in each of the RASA and the RASA Subsidiaries, total more than US$*** (*** American dollars), with the exception of the following investments: ***.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3)          With the exception of Series II Negotiable Debentures for up to US$***, the issuance of which has been approved by RASA in the Board of Directors' minutes of 24 May 2016 and whose authorization has been requested from the National Securities Commission under the Negotiable Obligations Program duly authorized to the Company, RASA has not issued or agreed to issue or sell or sold any shares of the stock of RASA and the RASA Subsidiaries, or issued or sold any convertible securities in, or options with respect to, or warrants to buy, or rights to subscribe for, any share, or entered into any agreement that obligates it to perform any of the actions above, or issued or agreed to issue any debt securities, or made any transaction in relation to the stock of RASA or any of the RASA Subsidiaries, or accepted irrevocable contributions on account of future share subscriptions;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)          Distributed or paid any dividend or other distribution in respect of the stock of RASA or the RASA Subsidiaries. Neither RASA nor the RASA Subsidiaries, directly and/or indirectly, have made any redemption, purchase or other acquisition or any agreement to redeem or otherwise acquire any share corresponding to the stock of RASA or any of the RASA Subsidiaries, except for dividends distributed at the RASA Shareholders' Meeting on ***;

(5)          Redeemed, bought or otherwise acquired any share of its stock;

(6)          Issued new shares or securities;

(7)           Sold or encumbered its real estate or the assets of RASA or the RASA Subsidiaries, except for ***, as resolved by the Company Board of Directors and reflected in the relevant minutes on ***;

(8)          Suffered any change in the activities, assets, or businesses of RASA and RASA Subsidiaries, or in general, that could have an impact on the bottom-line, shareholders' equity or affected the financial situation of RASA and the RASA Subsidiaries, except for the dividends distributed at the RASA Shareholders' Meeting on ***;

 (9)          Entered into or modified any employment or dismissal agreement or otherwise with any director, advisor, officer or employee of RASA or the RASA Subsidiaries other than in the ordinary course of business, or, except for pay rises granted to employees in the ordinary course of business in a manner consistent with the market practice, increased the salary, bonus, service premium, or any similar benefit granted to or accrued by any of said officers or employees. No pension, retirement, social security or similar benefit has been agreed upon.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(10)          Varied its normal and ordinary commercial policy regarding the granting of credit to customers, credit limits, and payment terms and conditions. Since the date of the Financial Statements, teh businesses of RASA and the RASA Subsidiaries have been operated in the ordinary course of business and substantially in the same manner as they were conducted during the past *** years.

(11)          Entered into an oral or written agreement to perform any of the foregoing acts; or

(12)          Paid in advance no unmatured obligations recorded in the accounting records of RASA or the RASA Subsidiaries other than the consistent past practices.

Also, from the date of the last Financial Statement and until the Closing Date: (i) there has not been any damage, destruction or loss, whether or not covered by insurance, to RASA or RASA Subsidiaries that adversely affected the assets, financial situation or business of RASA or the RASA Subsidiaries; or (ii) the shareholders' equity of RASA and RASA Subsidiaries has not been reduced below the amounts arising from the Financial Statements of RASA and the Companies, except for the distribution of dividends approved by the Ordinary Shareholders' Meeting of RASA held on ***.

(g)          No Unreported Liabilities.

Except as stated or identified in the Financial Statements as of 30 June 2016, herein and its Exhibits, from the date of the Financial Statements as of 30 June 2016 until the Closing Date, neither RASA nor the RASA Subsidiaries have been imposed liabilities, whatever their cause or title, except for duly recorded liabilities of a purely commercial and financial nature which may have arisen, or may arise, in the normal course of their business and consistent with past practices.

(h)	Company Assets; Ownership over Assets; Non-existence of Withholdings and Liens.

(1)           Except for the assets leased in favour of RASA listed in Exhibit 4.01 (h)(1), RASA and the RASA Subsidiaries, as the case may be, own all real estate (including all attachments and improvements thereto) and movable property (including, but not limited to, all equipment used in the day-to-day activities) used in the normal operation of the business or necessary to conduct the business as it has been conducted in the *** years immediately preceding the date hereof. All immovable (real estate) and movable property (including equipment) of RASA and the RASA Subsidiaries are in good condition, with normal wear and tear from ordinary use. Exhibit 4.01 (h)(1)A lists the real estate owned by RASA and the RASA Subsidiaries.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(2)           The immovable (real estate) and movable property of RASA and the RASA Subsidiaries are free from any lien, pledge, mortgage, disqualification, trust, restriction, claim of any nature or defect in title and comply with all applicable laws and regulations, except as identified in Exhibit 4.01 (h)(2).

(3)
All real estate owned by RASA and the RASA Subsidiaries have the corresponding approvals and/or their renewal applications for the performance of the activities related to the business carried out in them, as detailed in  Exhibit 4.01 (h)(3).

(i)	Tax and Customs Aspects.

(1)          RASA and the RASA Subsidiaries have filed all legal affidavits and other required forms pursuant to all national, provincial and local municipal taxes, rates and social security contributions, have reported all taxable gains and losses, have paid all of the above taxes, fees and charges pursuant to the applicable laws and regulations (including those derived from the customs and social security system) and those corresponding to the place of incorporation of the RASA Subsidiaries, if applicable, in a timely manner, including both capital and penalties, adjustments, updates and interest that may have accrued.

(2)          RASA and the RASA Subsidiaries have correctly withheld on the remuneration of their employees and other payments to third parties, in a timely manner, all taxes, charges and contributions of a national, provincial or municipal nature (or of the jurisdiction corresponding to the place of incorporation of the RASA Subsidiaries, as applicable) which had to be withheld by them, and have deposited said withholdings or perceptions in the corresponding tax authority, in a timely manner, not being in arrears with any tax authority that can claim compliance with said taxes, charges and contributions.

(3)          There are no claims for default in social security, tax or the labor risk insurance system, or tax inspections in progress by national, provincial or municipal tax authorities (or of the jurisdiction corresponding to the place of incorporation of the RASA Subsidiaries, as applicable), with the exception of ***.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4) The statements made in this paragraph (i) cover all matters related to the import and export operations that RASA and the RASA Subsidiaries may have carried out, and/or in which may have participated, and to the customs and foreign exchange system applicable as a result thereof.

(j)          Insurance:

RASA and the RASA Subsidiaries have taken out insurance policies that cover their activities and assets, and are currently in full force and effect.

(k)          Labor and Social Security Issues; Collective Bargaining Agreements; Labor Agreements, Additional Benefits for the Employees; Service Providers.

(1)          Except as indicated in Exhibit 4.01 (k) (1), RASA and the RASA Subsidiaries have complied and comply with all labor, social security and health and safety laws in force in the Argentine Republic and in their corresponding countries of incorporation, when applicable, with respect to their employees. Neither RASA nor the RASA Subsidiaries have liabilities or contingent liabilities with respect to such obligations.
(2)          Neither RASA nor the RASA Subsidiaries are responsible for any violation and have received no notice to the contrary from any person, union and/or government agency. The employees of RASA and the Subsidiaries of RASA are included in the Collective Bargaining Agreement applicable to them by virtue of the legislation in force and the activity they carry out.

(3)          All payments due and registrations due under labor, social security and occupational hazard insurance legislation have been timely and legally made, reserved or provisioned, and there are no outstanding debts for these items as of the Closing Date. There are no workers' compensation claims for labor accidents, deaths, assignments or any other social security issues, or labor problems that may be brought against RASA or the RASA Subsidiaries by their former or current employees, directors, or by any third party that in any capacity has carried out activities for RASA and/or the RASA Subsidiaries or for third parties in the facilites in which RASA and the RASA Subsidiaries carry out their activities except those listed in Exhibit 4.01 (k) (3).

RASA and the RASA Subsidiaries are in compliance with all the regulations in force regarding the hiring of their employees, and there is no disguised employment relationship.

(4)          Neither RASA nor the RASA Subsidiaries have any plans, agreements or commitments for remuneration, bonuses, reward, subsidies and/or allowances different from and/or additional to the payment of monthly salaries (and supplementary annual salary) paid to RASA and the RASA Subsidiaries staff as of the date hereof, or any plan, agreement or promise of incentive, deferred compensation, profit sharing, stock option, stock bonus, share acquisition, savings, retirement, pension or other benefits, except as provided by law, except those listed in Exhibit 4.01 (k) (4).

(5)          Neither RASA nor the RASA Subsidiaries have in place a variable remuneration system subject to the results/ outcome of the company and the personal performance of each individual belonging to this group. No agreement provides for payments to employees pursuant to the value of any of the securities representing the capital of RASA and the RASA Subsidiaries, equity interests therein, or in connection with a change in control of RASA and the RASA Subsidiaries, and no amount shall become payable or become otherwise liable (contingent or otherwise) to any director or employee of RASA and the RASA Subsidiaries, except those listed in Exhibit 4.01 (k) (5).

(6)	Exhibit 4.01 (k)(6) lists all the employees of RASA and the RASA Subsidiaries, their salaries, bonus, positions and seniority (length of service).

(7)
There are no loans of any kind granted by RASA and the Subsidiaries to employees and/or managers of RASA and the RASA Subsidiaries, nor loans for which RASA and the RASA Subsidiaries are guarantors, except those listed in Exhibit 4.01 (k) (7).

(l)          Environmental Issues.

(1)          RASA and the RASA Subsidiaries currently comply and, at all times prior to the Closing Date, have complied with all applicable environmental laws and regulations. There are no conditions, circumstances, acts and/or omissions of RASA and the RASA Subsidiaries in this respect, or that adversely affect them, nor that originate or could originate an investigation, claim or action for damages, injuries or non-compliance with any of the environmental regulations currently in force. Neither RASA nor the RASA Subsidiaries nor any other person for whose acts RASA and the RASA Subsidiaries may be held liable have breached their environmental, health and safety obligations.

(2)          Neither RASA nor the RASA Subsidiaries have received any notice of any resolution reporting violations of environmental, health and safety laws. There is no claim or action, current or potential, against RASA and the RASA Subsidiaries, with cause or basis in regulations relating to hazardous waste, the environment and industrial safety applicable in each of the jurisdictions where they operate and their assets are located. There has been no finding that, as a result of non-compliance with any applicable law, any such claim or action has been taken.

(m)          Compliance with the Law.

(1)          The activities of RASA and the RASA Subsidiaries are conducted in compliance with applicable laws, ordinances and/or regulations of any governmental body or authority.

(2)          All government authorizations, permits and licenses required to carry out its activities are in full force and effect, are valid, and RASA and the RASA Subsidiaries comply, in all material respects, with the provisions necessary to remain in full force and effect.

(n)          Litigation.

Exhibit 4.01 (n) lists the lawsuits, legal actions, administrative proceedings or investigations, orders, judgments, interim measures, and awards (collectively called “Litigation”) existing and pending, or imminent, initiated by or against RASA and the RASA Subsidiaries, as plaintiff, principal defendant, co-defendant or third party, or are otherwise related to its activities or transactions covered by this Agreement, including, in this case, the disputes directly or indirectly affecting IPS's ownership of the RASA Shares. Apart from the Litigation referred to in the abovementioned Exhibit, there is no pending or imminent proceeding before any court or government body involving RASA, the RASA Subsidiaries and/or IPS, in which a judgment, decree, resolution or provision may be rendered that would have an adverse effect on the RASA Shares, the assets or business of RASA and the RASA Subsidiaries and/or this purchase operation, or which would prevent them from entering into this Contract, render illegal the purchase operation contemplated herein, cause the termination of this purchase operation or require the Buyer to divest itself of the RASA Shares. There is no pending or imminent action or proceeding against RASA, the RASA Subsidiaries and/or IPS promoted by any local, state, or federal Authority alleging violations of provincial or local laws and applicable regulatory provisions. There are no agreements for professional fees, or professional fees, costs, and/or other causal expenses due by RASA, the RASA Subsidiaries and/or IPS.

Without in any way limiting the generality of the preceding paragraph, IPS declares that there are no Litigation and/or claims of any nature, current or pending or, to the knowledge of IPS, imminent, from the clients of RASA and the RASA Subsidiaries in relation to the products they market.

(ñ)          Third Party Warranties.

RASA and the RASA Subsidiaries have not given any sureties, deposits, warranty or any other personal guarantees or assumed commitments or indebtedness in favor of any natural or legal person. IPS has no knowledge of any situation, or the occurrence of any fact, that could give rise to a claim against RASA and the RASA Subsidiaries, for liability under any express or implied warranty, which is not fully secured.

(o)          Agreements.

The agreements and legal relationships listed in Exhibit 4.01 (o)are the only agreements (verbal or written) in effect in which RASA and the RASA Subsidiaries are a party of and RASA and the RASA Subsidiaries are not in violation of or in breach of their obligations under the terms and conditions thereof. All the agreements listed in the above-mentioned Exhibit are valid, legally binding and enforceable according to their terms.

The agreements listed in Exhibit 4.01 (o) Aare the only agreements entered into by RASA and the RASA Subsidiaries which foresee effects on the relationship between the parties for the hypothesis of direct or indirect change of control of RASA and/or the RASA Subsidiaries.

(p)          Shareholders' Agreements.

With the exception of the shareholders' agreements attached herein as Exhibit 4.01 (p), there are no shareholders' agreements with respect to RASA or the RASA Subsidiaries, or syndication agreements, para-corporate agreements, call options, put options, usufruct of share or other agreements, of IPS among themselves or of any from IPS with a third party, or of RASA or of any of the RASA Subsidiaries with a third party, that limit, encumber or dismember the ownership or transferability of any of the RASA Shares, the Shares of the RASA Subsidiaries and/ or the rights attached to them.

(q)          Debts and Credits with Affiliates.

Exhibit 4.01 (q) contiene a description of all transactions and/or contracts that RASA or RASA Subsidiaries maintain with IPS, its Affiliates and/or with companies related to IPS (without limiting, companies in which one or more of the direct and/or indirect owners of RASA or the RASA Subsidiaries own shares, regardless of the percentage they represent in the company concerned and/or in which ips exercises a dominant influence and/or companies in which one of its owners is a director or manager of RASA and/or the RASA Subsidiaries and/or relatives, within the fourth degree of consanguinity, of its directors or managers or of the Selling Party themselves) (the Affiliates and related companies, collectively, the “Related Companies”).

On the Closing Date, there shall be no debts and/or credits, outside the ordinary course of business, from RASA and/or the RASA Subsidiaries with Related Companies.

(r)          Statement of Truth.

No statement or warranty by IPS in this Agreement contains any false statement of any fact or omits to state any fact that requires a statement in and that is necessary to prevent misrepresentation of the statements made in this Agreement.

(s)          Products.

All products produced and/or marketed by RASA and the RASA Subsidiaries have the permits, certificates and authorizarions required by national, provincial and/or municipal laws in force. There is no claim by the controlling authority or any consumer association regarding products manufactured and/or marketed by RASA or the RASA Subsidiaries. All finished and unfinished products, raw materials, supplies and other materials, in each case, related to the business of RASA and the RASA Subsidiaries, are of acceptable quality and, except the branded packaging material, may be sold on an equal basis with third parties pursuant to the normal commercial terms and conditions.

(t)          Intellectual Property.

(i) The intellectual property rights that RASA and the RASA Subsidiaries use in order to conduct their business are duly registered, filed or applied for before the trademark and patent authority or other authority as appropriate, and such registrations, filings and applications have been properly maintained and renewed in accordance with all legal requirements of the applicable jurisdiction. There is no Lien, claim or lawsuit of any person in relation to Intellectual Property, which is valid, enforceable and currently in effect. RASA and the RASA Subsidiaries have the sole and exclusive right to use Intellectual Property in the jurisdictions in which they conduct their business, including without limitation the jurisdictions where their products are distributed or sold, and the conduct of the transactions contemplated herein shall not modify or impair such rights.

(ii)          The Intellectual Property used or owned in connection with the business does not violate or weaken the rights of any other person and no other person has incurred a breach of the rights of RASA and the RASA Subsidiaries with respect to their Intellectual Property.

(iii)          Unless otherwise indicated in Exhibit 4.01 (t) (iii), there are no royalties or other payments to third parties by the RASA Subsidiaries in connection with the use of Third Party Intellectual Property.

 (u)          Promissory Notes, Deposits, Warranties.

Unless otherwise stated in Exhibit 4.01 (u), neither RASA nor the RASA Subsidiaries have granted or signed any promissory notes, guarantees, deposits or sureties of any kind in favour of third parties including, without limitation, the shareholders of RASA, the RASA Subsidiaries or the members of their respective Boards.

(v)          Foreign Exchange Issues.

RASA and the RASA Subsidiaries have complied and comply with all exchange regulations, including those applicable to their export and import operations of merchandise (without limitation, RASA and the RASA Subsidiaries comply with all regulations related to repatriation of funds and reporting to the Central Bank of the Argentine Republic). There is no exchange summary judgement or other litigation against RASA and the RASA Subsidiaries, except for the statements in Exhibit 4.01 (v).

(w)          Powers of Attorney

Except those listed in Exhibit 4.01 (w), there are no other powers of attorney in force authorizing anyone to act, individually or jointly, on behalf of and in representation of RASA or the RASA Subsidiaries. The revocation of any or all of the powers of attorney set forth in the Exhibit above shall not entitle any of the proxies to claim any monies in any way from RASA or the RASA Subsidiaries or their shareholders.

(x)          Declarations and Warranties applicable to the RASA Subsidiaries.

IPS extends the representations and warranties contained in the Agreement to the RASA Subsidiaries and the shares held by RASA in the RASA Subsidiaries, whether or not the RASA Subsidiaries are expressly mentioned. The sole mechanism for excluding the RASA Subsidiaries and/or the interests of RASA in the RASA Subsidiaries from the representations contained in this Agreement is when an express and timely exception to the statement in question is made.

(y)          No Intermediaries. Fees.

IPS declares that it has not engaged any intermediary or broker by virtue of which Buyer and/or RASA and/or the RASA Subsidiaries must pay commission or make payment of any nature in connection with the transaction hereof. IPS further declares that there are no outstanding fees payable to attorneys, experts, accountants or professionals of any kind who have rendered professional services to IPS in connection with the transaction, RASA and/or the RASA Subsidiaries and who are entitled to make any claim to RASA and/or the RASA Subsidiaries and/or the Buyer. No legal or accounting professional or advisor hired by IPS is or will be entitled to claim from RASA and/or the RASA Subsidiaries and/or the Buyer any sums in any way related to the transaction hereof and/or any judicial, arbitral or other proceedings relating to the shares held by RASA and/or the business conducted by RASA and/or the RASA Subsidiaries.

ARTICLE FIVE
 BUYER'S DECLARATIONS AND WARANTIES

5.01.          Buyer's Declarations and Waranties.

Th Buyer represents and warrants to IPS that:

(a)          Authorization.

Except for the Authorisation required to perform/ realize the purchase operation of the RASA Shares, the Buyer does not have at the Closing Date any restriction or impediment/ impairment to issue the Offer and comply with the obligations of the Agreement. Neither the performance of the Contract nor compliance with the terms and conditions herein implies for the Buyer a breach or violation of any law, decree, administrative resolution or court order, agreement, permit, certificate, license, or any other legal instrument to which the Buyer is a party or to which the Buyer is bound or subject.

(b)          Sufficient Powers.

(1)          The Buyer and its representatives, with respect to their actions in the name of and on behalf of the Buyer, shall have at the Closing Date full authority and powers necessary to accept, agree and enter into this Agreement and all other agreements and documents relating thereto, to bind compliance with and subject to the Authorization, to perform the obligations undertaken by the Buyer under this Agreement, and under all other agreements and documents relating thereto, and to perform the transactions under this Agreement, and under all other agreements and documents relating thereto, which have been duly authorized.

(2)          This Agreement, and any other agreement or document related to this Agreement, is or has been duly signed, granted and entered into by the Buyer and/or its agents, and constitutes or shall constitute, as the case may be, a valid, legally binding and enforceable obligation of the Buyer, enforceable by law in accordance with all the terms thereto.

(3)          Except as otherwise provided in this Agreement, entering into, granting, performing and executing this Agreement, and any other agreement or document hereunder, does not and shall not require the Buyer to obtain any other consent, waiver, authorization or approval from any person, entity or governmental authority, except as provided herein.

(4)          Entering into, granting and perfing this Contract, and any other contract or document hereunder, by the Buyer: (i) does not violate any provision of any applicable law or regulation to which the Buyer may be subject; (ii) does not violate or result in a violation or breach of, or constitutes cause for termination, modification or expiration, in whole or in part of, of any term or condition of any contract, agreement or covenant under which the Buyer and/or any of its property is bound; and (iii) does not violate any resolution, decision or ruling of any governmental or judicial authority applicable to the Buyer.

(5)          The Buyer is not in a state of cessation of payments, has not requested the formation of its reorganization proceeding or its own bankruptcy, and does not have bankruptcy applications in process.

(c)          Litigation and Obligations.

There is no: (a) legal action, lawsuit, investigation or proceeding pending or imminent against the Buyer, of which the Buyer has actual knowledge; (b) breach of law or regulation; (c) obligation or liability; or (d) facts or circumstances, of which the Buyer is aware, in any event, which could result in any claim against the Buyer or in obligations or liabilities of the Buyer which, individually or in aggregate, (1) could reasonably be expected to prevent, delay or impair the ability of the Buyer to perform its obligations under the terms of this Agreement in any respect, or (2) could be a breach of the validity of this Agreement or the performance/realization of the transactions set forth herein.

The Purchaser expressly declares that it has reviewed in detail and to its full satisfaction all matters relating to litigation, financial and accounting matters, material variations, hardware/software/applications, liabilities, assets/equities on assets/liabilities and liens and encumbrances, tax and customs aspects, insurance, labor and social security matters, environmental issues, third-party warranties, contracts, shareholders' agreements, debts and credits with affiliates, products, PI, promissory notes/deposits/guarantees, and foreign exchange issues of RASA and its affiliates/ Subsidiaries..

ARTICLE SIX
 COMMITMENTS OF IPS

6.01.          Obligations by IPS.

Once the Offer is accepted, IPS agrees to abide by, and shall cause RASA and the RASA Subsidiaries to abide by, the obligations set forth below:

(a)          Legal Requirements.

Comply with all legal, tax, regulatory and/or administrative requirements applicable to the transactions herein.

(b)          Necessary Acts for Closing.

Carry out, sign, and/or adopt all the necessary measures to sign and enter into any other agreement, presentation and/or documentation necessary for the execution of the transactions herein.

(c)          Compliance with the Obligations.

To give due and full compliance to each and every one of the other obligations and commitments set forth in this Agreement.

(d)          Duty to cooperate.

IPS commits to provide all reasonable assistance as may be required by the Buyer and/or its advisors for the purpose of completing the transaction contemplated herein, as well as the completion and/or filing of the proceedings and/or registrations of RASA and the RASA Subsidiaries that are pending as of the Closing Date.

ARTICLE SEVEN
 BUYER'S COMMITMENTS

7.01.           The Buyer commits to:

(a)          Legal Requirements.

Comply with all legal, tax, regulatory and/or administrative requirements applicable to the transactions herein.

(b)          Approvals.

Obtain the approval of the transactions hereunder by its corporate bodies.

(c)          Necessary Acts for Closing.

Carry out, sign, and/or adopt all the necessary measures to sign and enter into any other agreement, presentation and/or documentation necessary for the execution of the transactions hereunder.

(d)          Compliance with the Obligations.

To give due and full compliance to each and every one of the other obligations and commitments by the Buyer set forth in this Agreement.

ARTICLE EIGHT
 SURVIVAL OF THE REPRESENTATIONS
AND WARRANTIES - INDEMNITIES

8.01.          Nature of the Representations and Warranties

In the event that the Offer is accepted, for the purposes of this Agreement, the contents of all Exhibits, certificates and other documents included herein, in addition to the representations and warranties herein, shall also constitute representations and warranties made in this Agreement by IPS or the Buyer, as the case may be.

8.02.          Indemnity of the Buyer

IPS undertakes to defend and hold harmless the Buyer, its Affiliates, its successors and assigns, RASA and the RASA Subsidiaries, officers, directors, managers and employees of the Buyer, RASA and the RASA Subsidiaries, from all liabilities, claims, contingencies, lawsuits, demands, obligations, actions, damages, losses, fines, penalties, or expenses (including without limitation interest and penalty, reasonable attorneys' fees and expenses) (the “Damages”) incurred or paid as a result of, or arising from:

(a)          Unrecorded and/or undeclared liabilities of RASA and/or the RASA Subsidiaries in: (i) the Financial Statements; (ii) in the accounting registrations made from 30 June 2016 thru the Closing Date; and/or (iii) in this Agreement and the Exhibits thereto, in all cases caused or originated prior to the Closing Date of the Agreement hereto (collectively, the “Hidden Liabilities”), and/or

(b)          breach of IPS's obligations under the Agreement or its Exhibits.

For the purposes set forth in the preceding paragraphs, the notices sent by the Buyer to IPS shall accompany the documentation in the possession of the Buyer evidencing the existence of the Damages.

8.03.          Indemnity of IPS.

If the Offer is accepted, the Buyer undertakes to defend and hold IPS harmless from any Damage suffered or paid as a result of, or arising from:

(a)          the inaccuracy of the Representations and Warranties contained in Article 5 hereto; and/or

(b)          breach of the Buyer's obligations under this Agreement.

For the purposes set forth in the preceding paragraphs (a) and (b), the notices sent by the IPS to the Buyer shall accompany the documentation in the possession of IPS evidencing the existence of the Damages.

8.04.          Claims Filing and Defense - Compensation.

(a)          Either Party (the “Compensable Party”) which is aware of the existence of a fact, claim, demand, Injury or Hidden Liability that may give rise to an indemnity obligation by the other Party (the “Indemnifying Party”), shall effectively notify the Indemnifying Party within the period of (1) *** calendar days following the date when it became aware of such fact, claim, lawsuit, Damage or Hidden Liability or (2) having a procedural period to expire, before the expiration of *** of the period (the “Notice of Claim Deadline”), providing it with all available information and documentation that such Indemnifying Party may require in connection with such fact, claim or lawsuit. The Indemnifying Party shall take such measures as it deems most appropriate in order to give effect to its obligation to indemnify the other Party, which may also - at its own expense - take such other measures as it deems appropriate for its defense.

(b)          Quickly and in the shortest possible time, but in no case after: (y) *** calendar days for the Compensable Party to notify the existence of a fact, claim, lawsuit, Damage or Hidden Liability; or (z) after the expiration of half of the time limit for answering a third party's claim, the Indemnifying Party shall, by notice addressed to the Compensable Party: (i) recognize its consent with the claim and how the remedy shall be implemented; or (ii) express in a well-founded manner its objections to the claim. In the event of silence after the expiration of the period referred to herein, the Indemnifying Party shall be deemed to have tacitly acknowledged the merits of the claim for a fact, claim, lawsuit, Damages or Hidden Liabilities and the consequent right to indemnity of the Compensable Party.

(c)          If the Indemnifying Party proceeds in accordance with item (b) of paragraph (i) above, this shall imply recognizing the Damage or Hidden Liabilities, subject to IPS's indemnity obligation or the Buyer's indemnity obligation, as the case may be. In such a case, the Indemnifying Party, as a precondition for the exercise of the rights provided herein, shall grant in favor of the Compensable Party sufficient security for the payment of the Damage caused to the Compensable Party. Once the Indemnifying Party has effected the guarantee referred to above, the Indemnifying Party shall be entitled to conduct and control, thru an attorney selected by such Party and at its expense, the defense and resolution of such action, and the Compensable Party shall cooperate with the Indemnifying Party in connection therewith; and they agree to: (y) allow the Indemnifying Party reasonable access, on business days and hours, to books and records necessary for the defense; (z) the Indemnifying Party shall keep the Compensable Party permanently informed of the progress of the action. Notwithstanding the foregoing, it is expressly stated that (1) the Indemnifying Party shall not enter into any conciliation that would have the effect of creating or imposing any encumbrance or lien on the property or assets of the Compensable Party, RASA and/or the RASA Subsidiaries without prior consent; (2) the Indemnifying Party shall not consent to a conciliation that does not include as an unconditional term thereof the grant of a full discharge of any obligation in relation to such action brought against the Compensable Party; (3) the Indemnifying Party shall permit the Compensable Party to participate by providing guidance in the performance or conciliation thru attorneys selected by the Compensable Party, whose fees and expenses shall be borne by the Compensable Party; y (4) the Indemnifying Party shall agree to reimburse to the Compensable Party the total amount of the Damage or Hidden Liability within *** Business Days of being served with the first of the final judgments or final award, or once a transaction terminates the abovementioned action (except for expenses incurred by the Compensable Party in accordance with paragraph 3 above) or incurred by the Compensable Party. IPS's reparation/ redress of Damages pursuant to Section 4 shall be comprehensive.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                    (d) On the other hand, if the Indemnifying Party proceeds in accordance with subparagraph (ii) of paragraph (b) above, objecting to the claim made by the Compensable Party, the Parties shall submit the dispute to the mechanism provided for in 9.02 herein. In such case, if there is a claim by a third party, the defense of such claim shall be conducted by the Compensable Party at the expense of the Indemnifying Party, subject to any resolution under the mechanism provided for in 9.02. Therefore, the Indemnifying Party shall be entitled to defend, contest and settle such action in its reasonable discretion and the Indemnifying Party shall, at the request of the Compensable Party, pay the Indemnifying Party - once the dispute has been resolved as to whether or not such claim constitutes a Damage or Hidden Liability subject to the indemnity obligation of IPS or the indemnity obligation of the Buyer, as the case may be - the amount of any Damage or Hidden Liability the indemnity of which is contemplated herein, within *** Business Days of being notified by the Buyer of the final judgment or award, or of the transaction agreed by the Compensable Party.

The indemnifiable amounts denominated in Argentine Pesos shall be converted on the payment date to Dollars at the selling exchange rate listed in the Foreign Exchange Market (Mercado Único y Libre de Cambios) indicated in the currency exchange rate quotation available on the website of the Banco de la Nación Argentina (at present, at http://www.bna.com.ar/) at the close of transactions in the Foreign Exchange Market on the date on which the conversion is to occur.

Delinquency occurs automatically and by the mere passage of time, without any judicial or extrajudicial questioning. In the event of delinquency, the Parties agree on an annual interest on the value of the Libor rate at the time of default on the balance in Dollars, calculated from the date of default until the effective date of payment.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Payments under this Section shall be made in cash with funds immediately available via bank transfer, in accordance with the written instructions received from the Compensable Party. Notwithstanding the payment obligation set forth in the preceding paragraph, in the event that the Indemnifying Party is IPS, and the Indemnifying Party is the Buyer, the Buyer may withhold and/or offset against any credit that IPS had against the Buyer the amounts owed by IPS to the Buyer. Alternatively, IPS acknowledges that the Buyer may invoke the terms of this Section for the purposes of offsetting, thereby waiving IPS's right to object to such offsetting.

(f) Notwithstanding the foregoing, where the Compensable Party is the Buyer, RASA or any of the RASA Subsidiaries, the Buyer may cause IPS's obligation to indemnify Damages to be made in a manner that is most efficient from a legal, accounting and/or tax point of view and, to this end, IPS shall be advised as to who shall be the actual beneficiary of the reimbursement of Damages incurred.

8.05.          Survival of the Indemnity Obligation.

The indemnity obligation provided for in this Article 8 shall continue from the Closing Date (and provided that the complaining Party has not filed the respective claim prior to the expiration of such periods) until the expiry of the limitation period applicable to the claim in question.

ARTICLE NINE
 GOVERNING LAW AND DISPUTE SETTLEMENT

9.01.          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Argentine Republic.

9.02.          Dispute Settlement.

In the event of disagreement, disputes or conflict regarding the validity, interpretation, enforceability or termination of this Agreement, the Parties herein expressly agree to use an initial process of mediation for a period of ***, using the Mediation and the Rules of Procedure and Ethics Code of the Corporation Center of Mediation and Arbitration (Civil Association), based in the city of Buenos Aires, Argentine Republic. The Parties may extend said period. In the event of disagreement, the dispute or the unresolved partial aspects of the dispute shall be submitted to arbitration in accordance with said Civil Association's rules and regulations. For the execution of the award and any other non-arbitration presumption, the Parties hereto agree to submit to the jurisdiction and competence of the Courts of Common Pleas of the City of Buenos Aires. The award shall be final and non-appealable for the Parties hereto, who expressly agree that this arbitration clause shall be construed as a self-contained agreement and notwithstanding the other provisions herein. In the event the award herein is declared invalid, the arbitration clause shall not be deemed invalid, and the arbitrators appointed shall be entitled to decide on their own competence and on the existence or validity of the arbitration clause.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE TEN
 MISCELLANEOUS

10.01.          Notifications.

All notices among the Parties hereto shall be in writing, to the addresses listed hereunder:

To IPS:
***

With copy (which shall not imply notice) to:

***

To Buyer:

Ocampo 210 bis
Predio CCT, Rosario, Sta. Fe, ARG.
Tel.: ***
Attention: ***

With copy (which shall not imply notice) to:

Marval, O’Farrell & Mairal
***
Attention: ***

To Guarantor:
Ocampo 210 bis
Predio CCT, Rosario, Sta. Fe, ARG.
Tel.: ***
Attention: ***

With copy (which shall not imply notice) to:

Marval, O’Farrell & Mairal
***
Attention: ***

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.02.          Severability.

Any provision in the Agreement herein prohibited or declared non-applicable in any jurisdiction shall have no validity in said jurisdiction to the extent of said prohibition or declaration of non-applicability, without invalidating the other provisions of the Agreement herein. The prohibition or non-enforceability declared in any jurisdiction shall not render said provision inapplicable in any other jurisdiction. In the event the provisions of any law or regulation arising from said prohibition or non-enforceability may be waived, the Parties hereto hereby waive said provisions to the greatest extent permitted by law, so that this Agreement shall be construed as a valid and binding contract, enforceable in accordance with its terms and conditions.

10.03.          Communications to the Public.

The Parties hereto shall not announce or communicate to the public other than by mutual agreement in writing. The communications that any of the Parties hereto is legally bound to make shall be deemed an exception, but the communication text shall be agreed to with the other Party. If there is a discrepancy on the content of a publication, the reasonable criterion of the Party required to communicate said information shall control.

10.04.          Confidentiality.

Any information exchanged among the Parties attributable to this Agreement is confidential, and shall be deemed so except for the information which may become public from a third party not bound by a confidentiality provision or by the Party who provided the confidential information and/ or when said information is required by duly entitled judicial or administrative authorities and/ or in the event of any dispute among the Parties arising from the interpretation, enforceability, compliance or non-compliance of this Agreement.

10.05.          Assignment.

In no event shall any of the Parties be entitled to assign the rights and/ or obligations arising hereunder without the express written consent of the other Party, except for the Buyer, who shall be entitled to assign its rights and obligations to an Affiliate and in the provisions in 2.02.

10.06.          Fees and Expenses.

Each Party shall bear its own costs, including fees and expenses of any third party which may provide assistance to said Party, incurred in the preparation and endorsement of the Offer and the execution of the operations contemplated herein. The Parties declare that they have had the appropriate legal and accounting advice for the performance of the transactions contemplated in this Agreement.

10.07.          Taxes;

Each Party shall be responsible for the taxes applicable to it as a result of the transaction pursuant to this Offer.

10.08.          Authorization to sign Exhibits.

The Buyer delegates to *** and/or ***, alternately and indistinctly, the signature in representation of and on behalf of the Buyer of the Exhibits in this Offer. It is hereby stated that the signature or initial signature of any of the foregoing shall bind the Buyer with respect to its contents, like this Offer.

10.09.          No waiver.

Failure of any of the Parties to enforce strict compliance with the provisions in this Agreement, once accepted, shall not be construed as a waiver to the provisions or the right to enforce later compliance with any of the clauses herein.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I
DEFINITIONS

I.A.          Definitions.

Notwithstanding the other definitions contained in the Agreement, the following terms, when written in capital letters, shall have the meaning set forth below for purposes of the interpretation of the Agreement:

“RASA Shares”: means the RASA shares, ordinary, registered, non-transferable, at a par value of $1, with five (5) votes per share and the other rights listed in 1.01 herein, owned by IPS which are transferred to the Buyer, pursuant to the detail listed in Exhibit 1.01.

“Affiliate”: shall mean, for a Party, any company or any other legal entity, controlling or controlled, now or in the future, directly or indirectly, by said Party or subject to common control with said Party. "Controlled" companies shall be those companies where another person or company, directly or through another controlled company: (a) has an interest by means of whatever instrument granting the necessary votes to form majority rule or (b) exercises a dominant influence given the special links between them.

“Government Authority”: means any: (a) national, provincial, municipal agency or other jurisdiction of any nature, including, without limitation, the National Commission for the Defense of Competition (Comisión Nacional de Defensa de la Competencia), the National Competition Court (Tribunal Nacional de Defensa de la Competencia) or the authority that may replace it in its future capacity as the enforcement authority of Law No. 25.156; (b) federal, provincial, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental, official, department, branch, affiliate, or entity, and court of law or other court); (d) a multinational body or organization; or (e) body in office, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, tax or other authority or power.

“Tax Matters”, “Tax” or “Taxes” means any taxes (local or foreign), including income tax (net or gross), gross income, profits, alternative or ancillary earnings, on assets, privileges, licenses, capital, stock, intangible goods, services, premiums, transfers, use, ad-valorem, to value added, on payroll, salaries, on the use of natural resources, work, social security, pension, professional charges, goods (movable or real estate), extraordinary profits, imports, indirect, customs, stamps, withholdings or taxes estimated, taxes, contributions, levies, withholdings or governmental charges of a tax nature, including all taxes payable and paid to any Government Authority on behalf of third parties (including obligations resulting from acting as a withholding agent, collection agent, surrogate, commission agent or intermediary, etc.), including, in all cases, any interest, adjustments, penalties or surcharges therefrom.

“hereof”, “herein” and “hereunder” mean the entire Agreement and not the Article, Section or Exhibits where they are used.

 “Dollar” “Dollars”, U$S and “US$”: is the legal tender in the Unites States of America.

“Business Day”: shall mean any day other than Saturday, Sunday or bank holiday in Argentina or the United States of America.

“Lien”: shall mean pledges, usufruct, personal and in riem guarantees, charges, mortgages, distraints, liens, security interest, third party contractual rights, trusts, options and restrictions of any nature to the use and/ or disposal of real or personal property in favor of  third parties, whether individuals or legal entities.

“NIIF/ IFRS”: mean the International Financial Reporting Standards, their acronym in English is IFRS (International Financial Reporting Standard) adopted by the International Accounting Standards Board, or IASB, its acronym.

“Argentine Peso” “Peso” and “$”: is the legal tender in the Argentine Republic.

“Intellectual Property” means all trademarks, trade names, service trade names, industrial design rights, utility models, copyrights and patents and applications therefore owned by RASA and the RASA Subsidiaries or which have been granted to RASA pursuant to a license.

“Subsidiary” means any entity or company in which another entity or company holds 50% or more of its share capital and has the right to vote, or which otherwise exercises control over its administration in law or in fact.

I.B.          Interpretation.

(a)          The titles used in the Agreement herein are merely indicative and shall in no way affect the extent and scope of the provisions therein, nor the rights and obligations assumed by the parties thereunder;

(b)          Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders.

(c)          References to Sections, Articles and Exhibits included in this Agreement shall be construed (unless otherwise indicated) as references to the Sections, Articles and Attachments of this Agreement.